Exhibit 99.1

McAfee’s Pure-Play Consumer Business Grows 22% in Q2

•
Core Direct to Consumer (“DTC”) Subscribers Increased by 17% to 19.4 Million, Up 556,000 QoQ
•
Net Cash Provided by Operating Activities Grew 62% YoY to $189 Million
•
Board of Directors declared a cash dividend of $0.115 per share of Class A common stock

SAN JOSE, CA – August 10, 2021 – McAfee Corp. (“McAfee,” or the “Company”) (NASDAQ: MCFE), a global leader in online protection, today announced its financial results for the three months ended June 26, 2021.

“We are very pleased with our team’s execution this quarter,” said Peter Leav, McAfee’s President and Chief Executive Officer.  “Not only did McAfee deliver another solid quarter with revenue, DTC subscribers, profitability and cash flow from operations growing double-digits, but did so while simultaneously closing the transaction to sell the Enterprise Business.  Our continued commitment to secure our customers’ online footprint helped us to drive 22% year-over-year consumer revenue growth while we added 556,000 net new direct-to-consumer subscribers in Q2. We look forward to continuing our journey as a pure-play consumer business.”

On July 27th, 2021, McAfee announced the completion of the sale of certain assets together with certain liabilities of our Enterprise business segment (substantially all of our “Enterprise Business”). For presentation purposes related to this announcement, the related assets, liabilities and financial results of the Enterprise Business were classified as discontinued operations in our condensed consolidated financial statements and are thus excluded from continuing operations for all periods presented. Moving forward McAfee will operate as one reportable segment.

Second Quarter Fiscal 2021 Financial Highlights from Continuing Operations

•
Net revenue was $467 million, reflecting a 22% growth year-over-year
•
Net Income of $108 million or a Net Income Margin of 23%, as compared to $22 million or a Net Income Margin of 6% in the year ago period
•
Adjusted EBITDA of $218 million or a 47% Adjusted EBITDA Margin, inclusive of approximately $21 million stranded costs

Second Quarter Fiscal 2021 Financial Highlights from Continuing and Discontinued Operations

•
McAfee’s combined Net cash provided by operating activities was $189 million for the quarter, up 62% year-over-year
•
McAfee’s combined Unlevered Free Cash Flow was $233 million for the quarter, up 29% year-over-year

Business Highlights

•
Completed the sale of our Enterprise Business for $4 billion in cash, announced the record date of 5:00 p.m. Eastern Time on August 13, 2021 for the one-time special dividend of $4.50 per share on the Company's Class A common stock and are currently in the process of paying down $1 billion in debt
•
Added 556,000 net new subscribers closing the quarter at 19.4 million Core DTC subscribers, compared to 16.6 million in the same period last year
•
Signed a multi-year extended agreement with Samsung to deliver best-in-class consumer security solutions to Samsung device users

Commenting on the Company’s financial results, Venkat Bhamidipati, McAfee’s Executive Vice President and Chief Financial Officer added, “Continued strong demand across all channels and all geographies for our holistic consumer security offerings in the quarter, coupled with our focus on operational discipline, resulted in 38% year-over-year growth in Adjusted EBITDA from continuing operations and 29% year-over-year growth in total Company unlevered free cashflow generation.”

Financial Outlook

McAfee provides the following expected financial guidance for continuing operations for the third quarter ending September 25, 2021:

Net Revenue of $461 million to $467 million

Total Adjusted EBITDA of $169 million to $175 million(1) which includes $35 million to $40 million of stranded costs

For the full year ending December 25, 2021, McAfee expects the following for continuing operations:

Net Revenue of $1,840 million to $1,850 million

Total Adjusted EBITDA of $765 million to $775 million(1) which includes $120 million to $125 million of stranded costs

The financial outlook is subject to important assumptions and risks referenced in the section entitled “Forward-Looking Statements” below, which investors should read carefully.

Webcast / Conference Call Details

In conjunction with this announcement, McAfee will host a webcast conference call today, August 10, 2021, at 5:00 p.m. Eastern Time to discuss its financial results. The listen-only webcast is available at https://ir.mcafee.com/investors. Investors and participants can access the conference call over the phone by dialing (833) 301-1122, or for international callers (631) 658-1012. The conference ID is 9158809.

Following the conference call, a replay of the webcast, supplemental financial information and earnings slides will be made available on the Investor Relations page of the McAfee’s website at https://ir.mcafee.com/news-and-events/events.

About McAfee

McAfee is a global leader in online protection. www.mcafee.com

Contacts

Investor Contact:

Eduardo Fleites

investor@mcafee.com

Media Contact:

media@mcafee.com

(1)
Adjusted EBITDA is a non-GAAP financial measure, and should be considered in addition to, but not as a substitute for, information provided in accordance with GAAP. We are not able to forecast net income (loss), the most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect net income (loss) including, but not limited to, interest expense and other, net, provision for income tax expense, foreign exchange gain (loss), net and equity-based compensation expense, any of which may be significant. Our forward-looking guidance regarding adjusted EBITDA should not be used to predict our future net income (loss), as the difference between the two measures varies as a result of these and other items.

Use of Non-GAAP Financial Information

In addition to McAfee’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, adjusted earnings per share (“EPS”) and unlevered free cash flow. Certain of these non-GAAP measures exclude equity-based compensation, depreciation and amortization expense, transformation and transition expense, restructuring expense, interest expense and other, net, provision for income tax expense, foreign exchange (gain) and loss, income or loss from discontinued operations, net of taxes, and other costs we do not believe are reflective of our ongoing operations. McAfee believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. McAfee’s management team uses these non-GAAP financial measures in assessing McAfee’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements McAfee makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives, or strategies; the use of proceeds from the closing of the sale of the Enterprise Business; the impact of the sale of the Enterprise Business on McAfee’s Consumer business; and McAfee’s plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that McAfee expected. Specific factors that could cause such a difference include, but are not limited to: the effectiveness and efficiency of any continuing separation activities as a result of the sale of the Enterprise Business; the timing of the payment of a special dividend; the impact of the COVID-19 pandemic; McAfee’s ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; the impact on McAfee’s business of a network or data security incident or unauthorized access to its network or data or its customers’ data; the effects on McAfee’s business if we are unable to acquire new customers, if its customers do not renew their arrangements with us, or if McAfee is unable to expand sales to its existing customers or develop new solutions or solution packages that achieve market acceptance; McAfee’s ability to manage its growth effectively, execute its business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; McAfee’s dependence on its senior management team and other key employees; McAfee’s ability to enhance and expand its sales and marketing capabilities; McAfee’s ability to attract and retain highly qualified personnel to execute its growth plan; the risks associated with interruptions or performance problems of its technology, infrastructure and service providers; McAfee’s dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the risks associated with McAfee’s revenue recognition policy and other factors may distort its financial results in any given period; the effects on McAfee’s customer base and business if we are unable to enhance its brand cost-effectively; McAfee’s ability to comply with anti-corruption, anti-bribery and similar laws; McAfee’s ability to comply with governmental export and import controls and economic sanctions laws; the potential adverse impact of legal proceedings; McAfee’s ability to identify suitable acquisition targets or otherwise successfully implement its growth strategy; the impact of a change in McAfee’s pricing model; McAfee’s ability to meet service level commitments under its customer contracts; the impact on McAfee’s business and reputation if it is unable to provide high-quality customer support; McAfee’s dependence on strategic relationships with third parties; the impact of adverse general and industry-specific economic and market conditions and reductions in IT and identity spending; McAfee’s dependence on adequate research and development resources and its ability to successfully complete acquisitions; McAfee’s reliance on software and services from other parties; the impact of real or perceived errors, failures, vulnerabilities or bugs in McAfee’s solutions; McAfee’s ability to protect its proprietary rights; the impact on McAfee’s business if we are subject to infringement claim or a claim that results in a significant damage award; the risks associated with McAfee’s use of open source software in its solutions, solution packages and subscriptions; McAfee’s reliance on SaaS vendors to operate certain functions of its business; the risks associated with indemnity provisions in McAfee’s agreements; the risks associated with liability claims if McAfee’s breach its contracts; the impact of the failure by McAfee’s customers to pay it in accordance with the terms of their agreements; the risks associated with exposure to foreign currency fluctuations; the impact of potentially adverse tax consequences associated with McAfee’s international operations; the impact of changes in tax laws or regulations; McAfee’s ability to maintain its corporate culture; McAfee’s ability to develop and maintain proper and effective internal control over financial reporting; the risks associated with having operations and employees located in Israel; and the impact of catastrophic events on McAfee’s business. Given these factors, as well as other variables that may affect McAfee’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. McAfee undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Presentation of Financial Measures

McAfee Corp. (the “Corporation”) was incorporated in Delaware on July 19, 2019. The Corporation was formed for the purpose of completing an initial public offering (the “IPO”) and related transactions in order to carry on the business of Foundation Technology Worldwide LLC (“FTW”) and its subsidiaries (the Corporation, FTW and its subsidiaries are collectively the “Company”). The Corporation, as the sole managing member of FTW, exclusively operates and controls the business and affairs of FTW. The Corporation consolidates the financial results of FTW and reports a redeemable noncontrolling interest (“RNCI”) related to the LLC Units and Management Incentive Units (MIUs) not owned by the Corporation.

MCAFEE CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Net revenue	$467	$383	$909	$737
Cost of sales	116	110	232	209
Gross profit	351	273	677	528
Operating expenses:
Sales and marketing	89	80	174	140
Research and development	48	37	92	75
General and administrative	45	42	93	100
Amortization of intangibles	13	36	49	72
Restructuring charges (Note 9)	—	—	8	1
Total operating expenses	195	195	416	388
Operating income	156	78	261	140
Interest expense and other, net	(58)	(74)	(118)	(149)
Foreign exchange gain (loss), net	(20)	(17)	15	(6)
Income (loss) from continuing operations before income taxes	78	(13)	158	(15)
Provision for income tax expense (benefit)	10	5	7	(5)
Income (loss) from continuing operations	68	(18)	151	(10)
Income from discontinued operations, net of taxes	40	40	51	41
Net income	$108	$22	$202	$31
Less: Net income attributable to redeemable noncontrolling interests	72	N/A	136	N/A
Net income attributable to McAfee Corp.	$36	N/A	$66	N/A

Net income attributable to McAfee Corp.:
Income from continuing operations attributable to McAfee Corp.	$23	N/A	$50	N/A
Income from discontinued operations attributable to McAfee Corp.	13	N/A	16	N/A
Net income attributable to McAfee Corp.	$36	N/A	$66	N/A

Earnings per share attributable to McAfee Corp., basic:
Continuing operations	$0.14	N/A	$0.31	N/A
Discontinued operations	0.08	N/A	0.10	N/A
Earnings per share, basic(1)	$0.22	N/A	$0.40	N/A

Earnings per share attributable to McAfee Corp., diluted:
Continuing operations	$0.14	N/A	$0.30	N/A
Discontinued operations	0.07	N/A	0.09	N/A
Earnings per share, diluted(1)	$0.21	N/A	$0.39	N/A

Weighted-average shares outstanding, basic	165.0	N/A	163.7	N/A
Weighted-average shares outstanding, diluted	182.8	N/A	179.5	N/A

(1)
Basic and diluted earnings per share of Class A common stock are not applicable prior to the initial public offering (“IPO”) and related Reorganization Transactions (as defined in Note 1 to the condensed consolidated financial statements to be included in our 2021 Q2 quarterly report on Form 10-Q to be filed with Securities Exchange Commission). See Note 15 Earnings Per Share in the notes to the condensed consolidated financial statements for the number of shares used in the computation of earnings per share of Class A common stock and the basis for the computation of earnings per share. May not foot due to rounding.

MCAFEE CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

	June 26, 2021	December 26, 2020
Assets
Current assets:
Cash and cash equivalents	$420	$231
Accounts receivable, net	95	102
Deferred costs	163	137
Other current assets	44	42
Current assets of discontinued operations	317	402
Total current assets	1,039	914
Property and equipment, net	103	115
Goodwill	1,018	1,018
Identified intangible assets, net	631	729
Deferred tax assets	25	24
Other long-term assets	93	68
Long-term assets of discontinued operations	2,528	2,560
Total assets	$5,437	$5,428
Liabilities, redeemable noncontrolling interests and deficit
Current liabilities:
Accounts payable and other current liabilities	$257	$227
Accrued compensation and benefits	117	179
Accrued marketing	94	118
Income taxes payable	18	14
Long-term debt, current portion	44	44
Lease liabilities, current portion	9	10
Deferred revenue	926	823
Current liabilities of discontinued operations	925	970
Total current liabilities	2,390	2,385
Long-term debt, net	3,904	3,943
Deferred tax liabilities	7	5
Other long-term liabilities	138	153
Deferred revenue, less current portion	93	80
Long-term liabilities of discontinued operations	609	662
Total liabilities	7,141	7,228
Commitments and contingencies (Note 17)
Redeemable noncontrolling interests	7,687	4,840
Equity (deficit):
Class A common stock, $0.001 par value - 1,500,000,000 shares authorized, 166,004,840 shares issued and outstanding as of June 26, 2021 and 161,267,412 shares issued and outstanding as of December 26, 2020	—	—
Class B common stock, $0.001 par value - 300,000,000 shares authorized, 265,376,691 shares issued and outstanding as of June 26, 2021 and 267,065,127 shares issued and outstanding as of December 26, 2020	—	—
Additional paid-in capital	(9,306)	(6,477)
Accumulated deficit	(52)	(118)
Accumulated other comprehensive income (loss)	(33)	(45)
Total deficit	(9,391)	(6,640)
Total liabilities, redeemable noncontrolling interests and deficit	$5,437	$5,428

MCAFEE CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Six Months Ended
	June 26, 2021	June 27, 2020

Cash flows from operating activities:
Net income	$202	$31
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	153	252
Equity-based compensation	78	19
Deferred taxes	—	5
Foreign exchange (gain) loss, net	(15)	6
Other operating activities	29	27
Change in assets and liabilities:
Accounts receivable, net	100	126
Deferred costs	(32)	(22)
Other assets	(45)	(14)
Other current liabilities	6	(29)
Deferred revenue	10	(27)
Other liabilities	(38)	(86)
Net cash provided by operating activities	448	288
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(5)
Additions to property and equipment	(14)	(25)
Other investing activities	(4)	(3)
Net cash used in investing activities	(18)	(33)
Cash flows from financing activities:
Proceeds from the issuance of Member units	—	1
Payment for the long-term debt	(22)	(21)
Distributions to members of FTW	(148)	(130)
Payment of dividends	(33)	—
Payment of tax withholding for shares and units withheld	(38)	(2)
Payment of IPO related expenses	(3)	—
Other financing activities	5	(10)
Net cash used in financing activities	(239)	(162)
Effect of exchange rate fluctuations on cash and cash equivalents	(2)	(3)
Change in cash and cash equivalents	189	90
Cash and cash equivalents, beginning of period	231	167
Cash and cash equivalents, end of period	$420	$257
Supplemental disclosures of noncash investing and financing activities and cash flow information:
Acquisition of property and equipment included in current liabilities	$(6)	$(5)
Distributions to members of FTW included in liabilities	(31)	(1)
Dividends payable included in liabilities	(19)	—
Other	—	3
Cash paid during the period for:
Interest, net of cash flow hedges	(101)	(141)
Income taxes, net of refunds	(29)	(22)

MCAFEE CORP.

UNAUDITED NON-GAAP FINANCIAL MEASURES

(in millions)

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, adjusted EPS and unlevered free cash flow and ratios based on these financial measures.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin

The following table presents a reconciliation of our adjusted operating income and adjusted EBITDA to our net income for the periods presented:

	Three Months Ended		Six Months Ended
(in millions)	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Net income	$108	$22	$202	$31
Add: Amortization	35	63	98	126
Add: Equity-based compensation	19	2	33	16
Add: Cash in lieu of equity awards(1)	—	1	—	1
Add: Acquisition and integration costs(2)	1	2	2	3
Add: Restructuring(3)	—	—	8	1
Add: Management fees(4)	—	2	—	4
Add: Transformation(5)	—	2	1	9
Add: Executive severance(6)	—	1	—	3
Add: Interest expense and other, net	58	74	118	149
Add: Provision for income tax expense (benefit)	10	5	7	(5)
Add: Foreign exchange loss (gain), net(8)	20	17	(15)	6
Less: Income from discontinued operations, net of taxes	(40)	(40)	(51)	(41)
Adjusted operating income	211	151	403	303
Add: Depreciation	7	7	14	14
Adjusted EBITDA	$218	$158	$417	$317
Net revenue	$467	$383	$909	$737
Net income margin	23.1%	5.7%	22.2%	4.2%
Adjusted operating income margin	45.2%	39.4%	44.3%	41.1%
Adjusted EBITDA margin	46.7%	41.3%	45.9%	43.0%

See Appendix A for an explanation of non-GAAP measures and other items.

Adjusted Net Income, Adjusted Net Income Margin, and Adjusted EPS

The following table presents a reconciliation of our adjusted net income to our net income for the periods presented:

	Three Months Ended		Six Months Ended
(in millions except per share amounts)	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Net income	$108	$22	$202	$31
Add: Amortization of debt discount and issuance costs	4	4	8	9
Add: Amortization	35	63	98	126
Add: Equity-based compensation	19	2	33	16
Add: Cash in lieu of equity awards(1)	—	1	—	1
Add: Acquisition and integration costs(2)	1	2	2	3
Add: Restructuring(3)	—	—	8	1
Add: Management fees(4)	—	2	—	4
Add: Transformation(5)	—	2	1	9
Add: Executive severance(6)	—	1	—	3
Add: Provision for income taxes (benefit)	10	5	7	(5)
Add: TRA adjustment(7)	3	—	8	—
Add: Foreign exchange loss (gain), net(8)	20	17	(15)	6
Less: Income from discontinued operations, net of taxes	(40)	(40)	(51)	(41)
Adjusted income before taxes	160	81	301	163
Adjusted provision for income taxes(9)	35	18	66	36
Adjusted net income	$125	$63	$235	$127
Net revenue	$467	$383	$909	$737
Net income margin	23.1%	5.7%	22.2%	4.2%
Adjusted net income margin	26.8%	16.4%	25.9%	17.2%

Net income per share, diluted	$0.14
Adjusted EPS	$0.28

Weighted average shares outstanding, basic	165.0
Impact on dilution:
Equity awards(a)	17.8
Assumed conversion of LLC Units and vested MIUs	271.2
Weighted average shares outstanding, diluted(10)	454.0

(a)
Diluted GAAP and non-GAAP impact from equity awards are the same, except in periods in which there is a GAAP loss from continuing operations. We do not present dilution for equity awards in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

See Appendix A for an explanation of non-GAAP measures and other items.

Unlevered Free Cash Flow

The following table presents a reconciliation of our unlevered free cash flow to our net cash provided by operating activities for the periods presented:

	Six Months Ended
(in millions)	June 26, 2021	June 27, 2020
Net cash provided by operating activities	$448	$288
Add: Interest payments	101	141
Less: Capital expenditures(1)	(18)	(28)
Unlevered free cash flow	$531	$401

Net cash used in investing activities	$(18)	$(33)
Net cash provided by (used in) financing activities	$(239)	$(162)

(1)
Capital expenditures includes payments for property and equipment and capitalized labor costs incurred in connection with certain software development activities.

MCAFEE CORP.

APPENDIX A

EXPLANATION OF NON-GAAP MEASURES AND OTHER ITEMS

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin

We define adjusted operating income as net income (loss), excluding the impact of amortization of intangible assets, equity-based compensation expense, interest expense and other, net, provision for income tax expense, foreign exchange loss (gain), net, income (loss) from discontinued operations, net of taxes, and other costs that we do not believe are reflective of our ongoing operations. Adjusted operating income margin is calculated as adjusted operating income divided by net revenue. We define adjusted EBITDA as adjusted operating income, excluding the impact of depreciation expense plus certain other non-operating costs. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

Adjustments for Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS

Adjusted net income assumes all net income (loss) is attributable to McAfee Corp., which assumes the full exchange of all outstanding LLC Units for shares of Class A common stock of McAfee Corp., and is adjusted for the impact of amortization of intangible assets, amortization of debt issuance costs, equity-based compensation expense, foreign exchange loss (gain), net, income (loss) from discontinued operations, net of taxes, and other costs that we do not believe are reflective of our ongoing operations. The adjusted provision for income taxes represents the tax effect on net income, adjusted for all of the listed adjustments, assuming that all consolidated net income was subject to corporate taxation for all periods presented. We have an assumed an annual effective tax rate of 22%, which represents our long term expected corporate tax rate excluding discrete and non-recurring tax items. This amount has been recast for periods reported previously.

Adjusted net income margin is calculated as adjusted net income divided by net revenue. Adjusted net income and adjusted net income margin have limitations as analytical tools, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Below are additional information to the adjustments for adjusted operating income, adjusted EBITDA, and adjusted net income:

(1)
As a result of the purchase from Intel of a majority interest in FTW in April 2017, cash awards were provided to certain employees who held Intel equity awards in lieu of equity in FTW. As these rollover awards reflect one-time grants to former employees of Intel in connection with these transactions, we believe this expense is not reflective of our ongoing results.
(2)
Represents both direct and incremental costs in connection with business acquisitions, including acquisition consideration structured as cash retention, third party professional fees, and other integration costs.
(3)
Represents both direct and incremental costs to execute strategic restructuring events, including third-party professional fees and services, severance, and facility restructuring costs.
(4)
Represents management fees paid to certain affiliates of TPG, Thoma Bravo, and Intel pursuant to the Management Services Agreement.
(5)
Represents costs incurred for transformational initiatives inclusive of duplicative run rate costs related to facilities and data center rationalization in 2020.
(6)
Represents severance for executive terminations not associated with a strategic restructuring event.
(7)
Represents the impact on net income of adjustments to liabilities under our tax receivable agreement.
(8)
Represents Foreign exchange gain (loss), net as shown on the condensed consolidated statement of operations. This amount is attributable to realized and unrealized gains or losses on non-U.S. Dollar denominated balances and is primarily due to unrealized gains or losses associated with our 1st Lien Euro Term Loan.
(9)
Prior to our IPO, our structure was that of a pass through entity for U.S. federal income tax purposes with certain U.S. and foreign subsidiaries subject to income tax in their respective jurisdictions. Subsequent to the IPO, McAfee Corp. is taxed as a corporation and pays corporate federal, state, and local taxes on income allocated to it from FTW. This amount has been recast for periods reported previously. The adjusted provision for income taxes now represents the tax effect on net income, adjusted for all of the listed adjustments, assuming that all consolidated net income was subject to corporate taxation for all periods presented. We have assumed rate of 22% which represents our long term expected corporate tax rate excluding discrete and non-recurring tax items.
(10)
Represents weighted average shares outstanding and includes the dilutive impact of our outstanding equity awards and assumed conversion of our LLC units and MIUs not owned by the Corporation.

Unlevered Free Cash Flow

We define unlevered free cash flow as net cash provided by operating activities add interest payments less capital expenditures. We consider unlevered free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet.

Source: McAfee